EXHIBIT 10.9


                  CONSULTING AGREEMENT BETWEEN THE COMPANY AND
                    THOMAS BROWNE DATED AS OF APRIL 26, 1999

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                           COMPUTER MARKETPLACE, INC.
                              CONSULTING AGREEMENT

THIS CONTRACT is made by and between Computer Marketplace, Inc., a Delaware corporation (the "Company"), and Thomas Browne (the "Consultant"), as of April 13, 1999.

                                    RECITALS

     A. In connection with the conduct of the Company's business, the Company desires to acquire the services of the Consultant in order to serve as a financial advisor, providing financial accounting expertise and evaluations of possible acquisitions; and

     B. The Consultant is willing to make a commitment to serve as a consultant to the Company upon the terms and conditions contained herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises below, the Company hereby engages the Consultant and the Consultant hereby accepts engagement with the Company in accordance with the terms and conditions set forth in this Agreement.

     1. Consulting Services. The Company hereby retains the Consultant and the consultant hereby accepts such retention by Company, for the period and upon the terms and conditions set forth in this Agreement. For the term of this Agreement, the Consultant shall serve, to the best of the Consultant's ability, as a financial advisor to the Company.

     2.   Duties.

          (a) The Consultant shall serve the Company generally as a financial advisor, providing financial accounting services, evaluations of possible acquisitions, and such other matters relating to the Company as may be requested by the Company from time to time. The Consultant will assist in the structuring, negotiating, and financings of acquisitions.

          (b) Throughout the Term (as defined herein), the Consultant shall devote his best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business interests of the Company. It is anticipated that over the Term the Consultant will devote such time to the performance of his duties hereunder as is reasonably requested by the Company from time to time. The Company hereby acknowledges that his duties under this Agreement will be subordinated to the performance of his current employment obligations with Infoseek.

     3. Term. This Agreement, and the Consultant's engagement hereunder, shall terminate September 30, 1999, or upon delivery of thirty (30) day written notice by one party to the other (the "Term"). At the earlier of the end of the Term or the discontinuation of Consultant's employment with Infoseek, the parties agree to negotiate in good faith towards establishing a permanent employment arrangement that will include, among other terms, a stock option grant to purchase 250,000 shares of common stock of the Company and a base salary of $150,000. On termination of this Agreement, the Company's obligation to pay any compensation, except for services or expenses already accrued or incurred, shall terminate.

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     4.   Compensation.

          (a) Grant of Options. As compensation for services to be rendered by the Consultant during the Term, the Company hereby grants options (the "Options") to purchase 125,000 shares of the Company's common stock, par value $.0001 per share (the `Common Stock") under the Company's 1999 Stock Option Plan, for an exercise price of $2.50 (based upon the closing price of $2.8125 for the Common Stock on the date hereof). The Options will vest monthly (on the last day of each calendar month) in increments of 25,000, commencing May 1,1999. The Company agrees to register these shares under a S-8 Registration Statement.

          (b) Travel Expenses. The Company shall reimburse the Consultant for all substantial out-of-pocket expenses ( transportation, hotel, meals) reasonably incurred by the Consultant in connection with any trip made by the Consultant at the specific request and with the prior approval of the Company.

          (c) Other Expenses. The Company shall reimburse the Consultant for all other reasonable expenses actually incurred that are incidental to the services performed hereunder and that have been approved by the Company.

     5. Independent Contractor. The Company shall neither exercise nor have any right to control the Consultant as to the means by which the Consultant's work is to be accomplished. The Consultant's relationship with the Company shall be that of an independent contractor and nothing in this Agreement shall be construed to create an employer-employee relationship between the parties. The Consultant shall hold harmless the Company, its officers, agents and employees, from and against any and all liability, loss or expenses of every kind on account of injuries (including death) to the Consultant, the Consultant's employees or agents, if any, or any other party, or loss of or damage to the Company's, the Consultant's or any other party's property, arising out of the Consultant's performance of services hereunder, unless caused by the negligence of the Company or its employees.

     6. Indemnification by Company. Company shall indemnify Consultant, its affiliates, employees and agents, (the "Indemnitees"), for the cost of defense and damages awarded, if any, arising out of any claim or lawsuit resulting from the negligence of Company, provided such claim was not in any way caused by the negligence or misconduct of Indemnitee.

     7. Proprietary Information. The Consultant understands that during the Consultant's arrangement with the Company the Consultant may produce, obtain, make known or learn about certain information which has commercial value in the business in which the Company is engaged and which is treated by the Company as confidential. This information may have been created, discovered or developed by the Company or otherwise received by the Company from third parties subject to a duty to maintain the confidentiality of such information. All such information is hereinafter called "Proprietary Information."

          (a) Proprietary Information Defined. By way of illustration, but not limitation, Proprietary Information includes trade secrets, ideas, processes, formulas, materials, substances, source codes, data, programs, other original works of authorship, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs and customer and supplier lists.

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          (b) Ownership of Proprietary  Information.  The Consultant understands that all Proprietary Information shall be the sole property of the Company and its assigns (or, in some cases, its clients, suppliers or customers), and the Company and its assigns (or, in some cases, its clients, suppliers or customers) shall be the sole owner of all patents, copyrights and other rights in connection therewith. The Consultant hereby assigns to the Company any rights the Consultant may have or acquire in such Proprietary Information. At all times, both during the Consultant's employment by the Company and after its termination, the Consultant will keep in strictest confidence and trust all Proprietary Information, and the Consultant will not use, reproduce or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing duties as a Consultant to the Company.

          (c) Maintenance of Records. The Consultant agrees to keep and maintain adequate and current records of all Proprietary Information developed by the Consultant (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     8.   Conflicting Obligations

          (a) Trade  Secrets  of  Others.  The  Consultant  represents  that the
Consultant has not brought and will not bring with the Consultant to the Company, or use in the performance of the Consultant's responsibilities at the Company, any devices, materials or documents of a former employer or other party that are proprietary or are not generally available to the public, unless the Consultant has obtained express written authorization from the former employer or other party for their possession and use.

          (b) Conflicting Confidentiality Contracts. The Consultant agrees that during the Consultant's arrangement with the Company, the Consultant will not breach any obligation of confidentiality that the Consultant has to present or former employers and others. The Consultant represents that the Consultant's performance under the terms of this Agreement as a consultant to the Company does not and will not breach any Agreement to keep in confidence proprietary information acquired by the Consultant in confidence or in trust prior to the Consultant's arrangement with the Company. The Consultant has not entered into, and Consultant agrees the Consultant will not enter into, any Agreement, either written or oral, in conflict herewith.

      9. Termination of Consulting. In the event of the termination of the Consultant's arrangement with the Company for any or no reason, the Consultant will deliver to the Company all documents, notes, drawings, specifications, programs, data, devices and other materials of any nature pertaining to the Consultant's work with the Company and the Consultant will neither take with the Consultant nor recreate any of the foregoing, any reproduction of any of the foregoing or any Proprietary Information that is embodied in a tangible medium of expression. Termination of the Consultant's Agreement shall not affect the Consultant's obligation with respect to the Company's Proprietary Information under this Agreement.

     10.  Assignment

          (a) By the Consultant. The Consultant shall not be entitled to assign (voluntarily or involuntarily) any of the Consultant's rights under this Agreement (except the right to payment of money), nor to delegate any of the Consultant's duties or obligations under this Agreement, without the prior written consent of the Company.

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          (b)  By the  Company.  The  rights  of the  Company  hereunder  may be assigned by the Company to any other corporation or other business entity which succeeds to all or substantially all of the business of the Company through
merger,   consolidation,   corporate  reorganization,   acquisition  of  all  or
substantially all of the assets of the Company or otherwise, or to any parent or
majority-owned   subsidiary  of  the  Company;   provided,   however,  that  the
obligations of the Company under this Agreement shall be binding upon any such transferee.

     11. Equitable Remedies. The Consultant acknowledges and agrees that: (i) the remedy of damages at law for any breach by the Consultant of the provisions of Sections 7 or 8 would be inadequate and ineffective to protect the legitimate interest of the Company; (ii) it would be extremely difficult to ascertain the amount of monetary damages sustained by the Company and the amount of compensation to the Company that would afford an adequate remedy in the event of any breach by the Consultant of such provisions; and (iii) the Company would be irrevocably harmed by any breach of such provisions. Accordingly, the Consultant agrees that the Company shall be entitled to obtain injunctive or other equitable relief in the event of any breach or threatened breach of any of the provisions contained in Sections 7 or 8.

     12. Entire Agreement. This Agreement and the Exhibit attached hereto constitute the final, complete and exclusive Agreement of the parties and supersede any prior agreements between the parties. The Consultant has not relied on any previous oral or implied representations, inducements or understandings of any kind or nature.

     13. Waiver. No provision of this Agreement may be changed, modified, released, discharged, abandoned or otherwise amended or waived, in whole or in part, except by an instrument in writing signed by the party charged with such an action.

     14. Survival. The rights of either party for breach of this Agreement shall survive any termination hereof.

     15. Severability. To the extent that any of the Agreements set forth herein, or any work, phrase, clause or sentence thereof, shall be found to be illegal or unenforceable or unnecessary, it shall be deleted in such a manner so as to make the Agreement, as modified, legal and enforceable under applicable laws.

     16.  Miscellaneous

          (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, telex or facsimile transfer or three (3) days after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the last page hereof, or at such other address as a party may designate by written notice to each of the other parties hereto.

          (b) Governing Law. This Agreement shall be governed for all purposes by the law of the State of California as it applies to contract between California residents, made and to be performed entirely within the State of California.

         (c) Arbitration. Any inability to agree on a matter to be agreed upon by the parties hereto, or any dispute, controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration in California in accordance with the then-existing rules of the American Arbitration Association ("AAA"). Any award or decision by the

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arbitrators  shall be final and binding upon the parties,  and judgment  thereon may be entered in any court having jurisdiction thereof. The arbitrators shall apply the law as set forth in Sub-Section 16(b) of this Agreement.

          (d) Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



COMPUTER MARKETPLACE, INC.,                  THOMAS BROWNE
a Delaware Corporation

/s/ ROBERT M. WALLACE                        /s/ THOMAS BROWNE
---------------------------------            ----------------------------------
Robert M. Wallace                            Thomas Browne
Chairman of the Board


                                             -----------------------------------
                                             Consultant's Social Security or
                                             Federal Employer Identification No.


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